UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2015

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.05 Costs Associated with Exit or Disposal Activities.

Diversified Restaurant Holdings, Inc. (Nasdaq: SAUC) ("DRH" or the "Company"), the largest franchisee for Buffalo Wild Wings® ("BWW") and creator and operator of Bagger Dave's Burger ® ("Bagger Dave's"), today announced that it closed eight underperforming Bagger Dave’s restaurants on December 27, 2015.

We estimate the restaurant closures will result in an impairment loss between $7.5 million – $9.0 million, a severance liability between $0.2 million – $0.3 million and a liability between $0.9 million – $1.0 million for the net present value of any remaining lease obligations, net of estimated sublease income. These costs will be incurred and booked in the fourth quarter of fiscal year 2015. We also estimate moving, storage and other miscellaneous costs between $0.3 million - $0.4 million.

The Bagger Dave’s restaurant closures include eight locations opened between fiscal year 2012 and early fiscal year 2015. Of these, seven were located in Indiana and one was located in Detroit, Michigan. Through the first nine months ended September 27, 2015, these eight restaurants generated $5.5 million in revenue and $(0.6) million in EBITDA. On a pro-forma basis, the remaining 18 Bagger Dave’s restaurants generated $14.1 million in revenue and $0.7 million in EBITDA.

On December 28, 2015, we issued a press release relating to the restaurant closings. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated here by reference.

Item 9.01 Financial Statement and Exhibits
(d) Exhibits

Exhibit No.     Description

99.1	Press Release of Diversified Restaurant Holdings, Inc. dated December 28, 2015

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: December 28, 2015	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.     Description

99.1	Press Release of Diversified Restaurant Holdings, Inc. dated December 28, 2015

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